Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended and restated, of our report dated March 25, 2015, with respect to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ OUM & CO. LLP

San Francisco, California

January 13, 2016